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                                                                EXHIBIT 3(i)(1)

                                STATE OF FLORIDA

                                     [LOGO]

                              DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Amendment, filed on November 17, 1997, to Articles of Incorporation for KNOX NURSERY, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is 548960.





[SEAL]



                                             Given under my hand and the
                                         Great Seal of the State of Florida
                                        at Tallahassee, the Capitol, this the
                                         Twenty-fourth day of November, 1997



                                          /s/ Sandra B. Mortham
                                          ----------------------------------
                                              Sandra B. Mortham
                                             Secretary of State

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                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                               KNOX NURSERY, INC.


         The Articles of Incorporation of KNOX NURSERY, INC. were amended by the corporation's board of directors on September 25, 1997. The Corporation is filing these Articles of Amendment to Articles of Incorporation pursuant to F.S. 607.0602.

         1. The name of the corporation is KNOX NURSERY, INC.

         2. Article III of the Articles of Incorporation of KNOX NURSERY, INC. was amended as follows:

                          ARTICLE III. CAPITALIZATION

         The total number of shares of capital stock which the Corporation has the authority to issue in fifty million (50,000,000). The total number of shares of common stock which the Corporation is authorized to issue is forty million (40,000,000) and the par value of each share of such common stock is one-tenth of one cent ($.001) for an aggregate par value of forty thousand dollars ($40,000). The total number of shares of preferred stock which the Corporation is authorized to issue is ten million (10,000,000) and the par value of each share of such preferred stock is one-tenth of one cent ($.001) for an aggregate par value of ten thousand dollars ($10,000). The voting powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the preferred stock, in one or more series, shall be fixed by one or more resolutions providing for the issuance of such stock adopted by the Corporations' board of directors (the Board of Directors), in accordance with the provisions of the General Corporation Law of the State of Florida and the Board of Directors is expressly vested with authority to adopt one or more such resolutions.

         3. Article V of the Articles of Incorporation of KNOX NURSERY, INC. was amended as follows:

         The Shareholders of record shall not have preemptive rights in any issues of stock.

         4. Article VIII of the Articles of Incorporation of KNOX NURSERY, INC. was amended as follows:


         The Board of Directors shall consist of not less than three (3) nor more than twelve (12) members, who need not be residents of the State of Florida or shareholders of the Corporation. The Board of Directors shall set the number of directors, within the limits set forth in these Articles. All other matters concerning the Board of Directors shall be determined and governed as provided for in the Bylaws of the Corporation.
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     The foregoing amendment to articles of incorporation was duly adopted by the board of directors on September 25, 1997.

     In witness whereof, the undersigned Director of this corporation has executed these articles of amendment on September 25, 1997.



                                       /s/ Bruce Knox
                                       ----------------------------
                                       Bruce Knox, Chairman